                                                                   Exhibit 10.13


                            FINANCIAL CONSULTING AGREEMENT


     The parties to this Agreement are Strasbourger Pearson Tulcin Wolff Incorporated ("Consultant") and Claimsnet.com, inc., a Delaware corporation ("Company"). The Company intends to undertake a public offering of its securities (the "Offering") and desires to contract with Consultant for certain financial services, and Consultant is willing to render such services as hereinafter more fully set forth.

     THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

     1. ENGAGEMENT OF CONSULTANT. Company hereby engages and retains Consultant to render to Company the financial services described in Section 2 hereof (the "Financial Services") for the period commencing on the date hereof and ending 24 months thereafter (the "Consulting Period").

     2. DESCRIPTION OF FINANCIAL SERVICES. The Financial Services rendered by Consultant hereunder shall consist of consultations with management of Company as such management may from time to time require during the term of this Agreement. Such consultations shall be with respect to the operation and financing of Company's business, Company's relationship with its securities holders, the preparation and distribution of periodic reports and such other matters as may be agreed upon between Company and Consultant. In addition to such consultations, Company may request that Consultant prepare written reports on financial matters, attend meetings of Company's Board of Directors, or review, analyze and report on proposed investment opportunities, short-term and long-term investment policies and/or future public and private financings. Unless specifically requested and provided for by Company, no travel shall be required in connection with the provision of such services.

     3. EXTENT OF CONSULTING SERVICES PROVIDED. Consultant shall be available to provide Financial Services for not less than one person/day per month during the term of this Agreement ("Minimum Financial Services"). In addition, Consultant shall be available during the term of this Agreement for an additional one person/day per month at the request of Company for the purpose of providing additional Financial Services ("Additional Financial Services"). Consultant may, but shall not be required to, devote such additional time to Company as may be requested by Company.

     4. PAYMENT FOR SERVICES RENDERED. Company agrees to pay Consultant for the Minimum Financial Services hereunder the sum of $150,000, $100,000 of which shall be payable in advance upon execution of this Agreement and the remainder of which shall be due on the first anniversary of the date hereof. In addition, subject to the provisions of Section 5 hereof, if Consultant provides Additional Financial Services to Company, it shall be compensated for such Additional Financial Services at the rate of $1,000 for each such additional person/day, payable on the first day of the month following the month in which such Additional Financial

Services were rendered.

     5. ACCUMULATION OF MINIMUM FINANCIAL SERVICES. Any person/day of Minimum Financial Services not requested in the first month in which Company is entitled thereto may be requested only in the next month during the term of this Agreement.

     6. SERVICE AS BOARD MEMBER. For the purposes of this Agreement, time spent by any officer, director or employee of Consultant in connection with such person's duties as a director of Company or in attendance at board meetings shall be considered person/day of Financial Services.

     7. NONEXCLUSIVITY OF THIS AGREEMENT. Company expressly understands and agrees that Consultant shall not be prevented or barred from rendering services of the same nature as or a similar nature to those described herein, or of any nature whatsoever, for or on behalf of any person, firm, corporation or entity other than Company. Consultant understands and agrees that Company shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

     8. DISCLAIMER OF RESPONSIBILITY FOR ACTS OF COMPANY. The obligations of Consultant described in this Agreement consist solely of the furnishing of information and advice to Company. In no event shall Consultant be required by this Agreement to act as the agent of Company or otherwise to represent or make decisions for Company. All final decisions with respect to acts of Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Company or such affiliates, and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Company as a consequence of such decisions.

     9. TERMINATION. Consultant may terminate this Agreement by giving notice to Company, accompanied by the pro rata share of the initial payment described in Section 4, based on the number of months remaining in the original term of this Agreement on the effective date of the termination, without interest. In the event of termination pursuant to this Section 9, neither party shall have any rights or obligations hereunder after the date of such termination.

          Any termination pursuant to this Section 9 shall be effective at the close of business on the first day of the third month following the date of receipt of notice thereof by the receiving party.

     10. AMENDMENT. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

     11. WAIVER. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

     12. SEVERABILITY. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

     13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     14. NOTICES. All notices, requests, payments, instructions, claims or other communications hereunder shall be in writing and shall be deemed to be given or made when delivered by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this Section:

          If to Company:           Claimsnet.com, inc.
                                   12801 North Central Expressway
                                   Dallas, Texas  75243
                                   Attn: Bo W. Lycke

          If to Consultant:        Strasbourger Pearson Tulcin Wolff
                                   Incorporated
                                   120 Wall Street
                                   New York, New York  10005
                                   Attn:  Mr. Allan Levine

     15. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement shall not be binding on or inure to the benefit of any successor or assign of Consultant where, as a result of such succession or assignment, control of the entity which would otherwise succeed to the rights and obligations of this Agreement is materially different from the control of the entity having such rights and obligations prior to such succession or assignment.

     16. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Dated:  October __, 1998


                                        CLAIMSNET.COM, INC.

                                        By:



                                        STRASBOURGER PEARSON TULCIN
                                        WOLFF INCORPORATED


                                        By: